Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Ion Track, Inc. on Form S-1 of our report dated May 2, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in the method of accounting for derivative instruments), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Boston, Massachusetts

June 13, 2002